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                                                                    Exhibit 10.6

                            UMB FINANCIAL CORPORATION
                 EXECUTIVE COMMITTEE DEFERRED COMPENSATION PLAN

                                EXECUTIVE SUMMARY

The UMB Executive Committee Deferred Compensation Plan is a nonqualified deferred compensation plan which allows selected employees to defer a portion of their salary to a later predetermined date. As such, the employees deferring the salary do not pay income tax on the amounts deferred. The amounts deferred are subject to the employee and employers share of FICA tax. Additionally, the employee is an unsecured creditor of the bank.

Making Salary Deferrals

     Employees eligible to defer a part of their salary are members of the UMB Executive Committee.

     Executives complete election forms choosing the percent of gross salary, excluding non cash fringe benefits, they wish to defer.

     Elections are first made when the plan is adopted or when the employee becomes a member of the Executive Committee.

     Election forms must be submitted prior to March 1 for the year(s) for which the election applies.

     If an employee was a member of the Executive Committee but had not previously made an election, an election must be made on or before March 1 applicable to each year thereafter.

     UMB will reduce the employees salary by the elected amount.

     Once a deferral is made, it remains in effect until changed or revoked by the employee.

What Happens to the Salary Deferrals

     UMB has an obligation to pay the employee the amount of the salary deferred.

     The obligation increases or decreases based on how the amount would have increased or decreased if it had been invested in one of the following UMB funds:

          UMB Worldwide Fund

          UMB Heartland Fund

          Fund for Pooling Equity Investments of Employee Trusts

          Fund for Pooling Debt Investments of Employee Trusts

          Pooled Income Fund for Employee Trusts

     UMB may but is not required to invest the deferrals in any of the Funds.

     The employee may elect to change, not more than semiannually, the Fund or Funds which acts as the earnings benchmark.

     At least annually, the employees will be provided a summary statement of their contributions to date and the earnings thereon.

When Does the Employee Receive His Deferrals

     When filing the initial election, the employee elects one of the following distribution options:

          At retirement/separation from service;

          50% of his account balance in 10 years and the remainder at retirement;

          50% of his account balance in 20 years and the remainder at retirement; or

          50% of his account balance in 10 years, 50% of what is in his account at 20 years and the remainder at retirement.

     If faced with financial hardship, the employee may request a distribution sufficient to meet the financial needs.

     A complete distribution also occurs upon the death of the employee or upon the Board of Directors dissolution of this Plan.

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                            UMB FINANCIAL CORPORATION

                            EXECUTIVE COMMITTEE
                            DEFERRED COMPENSATION PLAN

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                 UMB FINANCIAL CORPORATION EXECUTIVE COMMITTEE
                           DEFERRED COMPENSATION PLAN

CONTENTS                                                                    Page
--------------------------------------------------------------------------------

Preamble                                                                      1

Article I - Definitions                                                       1

Article II - Participation in the Plan                                        5

Article III - Deferral Election Account                                       6

Article IV - Funds                                                            8

Article V - Distribution of Account                                           9

Article VI - Non-Assignability                                               10

Article VII - Vesting                                                        11

Article VIII - Amendment or Termination of the Plan                          11

Article IX - Plan Administration                                             12

Article X - Miscellaneous                                                    14

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                            UMB FINANCIAL CORPORATION

                               EXECUTIVE COMMITTEE
                           DEFERRED COMPENSATION PLAN

                                    PREAMBLE

     UMB Financial Corporation (the "Company") hereby establishes the UMB Financial Corporation Executive Committee Deferred Compensation Plan (the "Plan"), effective as of the date specified herein. The Company intends to establish and maintain the plan as an unfunded retirement plan for members of the Executive Committee.

     The purpose of the Plan is to permit members of the Company's Executive Committee to accumulate additional retirement income through a nonqualified deferred compensation plan that enables them to make elective deferrals in excess of those permitted under the UMB Profit Sharing and 401(k) Savings Plan that are precluded by the provisions of that plan or by applicable law.

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:

          1.1. Account

          "Account" means amounts credited to a Participant under the Plan or the aggregate of all of a Participant's accounts. The Plan includes the Deferral Election Account as one of the Participant Accounts.

          1.2. Allocation Date

          "Allocation Date" means the last day of any Plan Year.

          1.3. Approved UMB Fund.

          "Approved UMB Fund" means one or more of the Funds designated by the Committee under the provisions of Section 4.2, and listed on the attached Exhibit A.

          1.4. Beneficiary

          "Beneficiary" means the person or persons designated by a Participant, or otherwise entitled, to receive any amount credited to his Account that remains undistributed at his death.

          1.5. Board of Directors

          "Board of Directors" means the Board of Directors of the Company.

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          1.6. Code.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          1.7. Committee

          "Committee" means the committee appointed in accordance with Section
9.1 to administer the Plan.

          1.8. Company

          "Company" means UMB Financial Corporation, a Missouri corporation, and any successor thereto.

          1.9. Company Contribution Account

          "Company Contribution Account" means an account created for each Participant to which funds allocated to each Participant under the terms of
Section 3.3(c) will be credited.

          1.10. Compensation

          "Compensation" means the aggregate compensation paid to a Participant by the Company for a Plan Year, including salary, overtime pay, commissions and all other items that constitute wages within the meaning of section 3401(a) of the Code or are required to be reported under section 6041(d), 6051(a)(3) or 6052 of the Code. Compensation also includes amount deferred by a participant's Salary Reduction Election under this Plan and; any elective deferrals under cash-or-deferred arrangements or cafeteria plans that are not includible in gross income by reason of section 125 or 402(a)(8) of the Code but does not include any other amounts contributed pursuant to, or received under, this Plan or any other plan of deferred compensation. Notwithstanding the above, however, compensation shall exclude non-cash fringe benefits such as car allowances, stock options or group term life insurance premiums.

          Compensation shall not include any amount included in the taxable income of Employee in any given year as a result of its distribution pursuant to
Article V of this Agreement.

          1.11. Deemed Fund

          "Deemed Fund" means one or more Approved UMB Funds into which monies are treated as having been invested by Company for Employee's Account even though such monies, in fact, may not be so invested.

          1.12. Deferral Election

          "Deferral Election" means Employee's election to defer a percentage of his Compensation pursuant to Section 3.1.

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          1.13. Deferral Election Account

          "Deferral Election Account" means a Participant's Account as referred to in Section 3.2.

          1.14. Deferred Compensation

          "Deferred Compensation" means the amount of Compensation which may be deferred pursuant to the provision of this Agreement immediately prior to each respective Year in which such Compensation would otherwise be earned.

          1.15. Disability

          "Disability" means a mental or physical condition that, in the opinion of a licensed physician approved by the Committee, renders a Participant permanently incapable of satisfactorily performing his usual duties for the Company or the duties of such other position as the Company may make available to him for which he is qualified by reason of training, education or experience.

          1.16. Effective Date

          "Effective Date" means May 1, 1995, the date on which this Plan went into effect.

          1.17. Eligible Employee

          "Eligible Employee" means an employee of the Company or any of its subsidiaries who holds a position on the Executive Committee of the Company.

          1.18. Entry Date

          "Entry Date" means the Effective Date and the first day of March each Year thereafter.

          1.19. Funds

          "Funds" means one or more of the Funds designated by the Committee under the provisions of Section 4.2, and listed on the attached Exhibit A.

          1.20. New Entry Date

          "New Entry Date" means the first day a person becomes an Eligible Employee.

          1.21. Participant

          "Participant" means any Eligible Employee who satisfies the conditions for participation in the Plan set forth in Section 2.1.

          1.22. Plan

          "Plan" means the UMB Financial Corporation Executive Committee Deferred Compensation Plan, as set forth herein and as from time to time amended.

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          1.23. Plan Year

          "Plan Year" means the accounting year of the Plan, which ends the last day in February.

          1.24. Qualified Plan

          "Qualified Plan" means the UMB Profit Sharing and 401(k) Savings Plan, as from time to time amended.

          1.25. Retirement

          "Retirement" means the termination of Participant's employment with the Company upon qualifying for Retirement as specified in the Qualified Plan.

          1.26. Salary Reduction Election

          "Salary Reduction Election" means an agreement between a Participant and the Company, under which the Participant agrees to a reduction in his Compensation.

          1.27. Separation from Service

          "Separation from Service" means the termination of Participant's employment with the Company for any reason other than Retirement or Disability as defined herein.

          1.28. Trust or Trust Fund

          "Trust" or "Trust Fund" means any trust established to hold amounts set aside by the Company in accordance with Section 3.5.

          1.29. Trustee

          "Trustee" means those individuals or corporations specified in the UMB Executive Committee Deferred Compensation Plan Trust Agreement, if such agreement may exist, and any additional or successor trustee of the Trust Fund.

          1.30. Valuation Date

          "Valuation Date" means any Allocation Date and any other date as of which the value of Participants' Accounts is determined.

          1.31. Year

          "Year" means the twelve month period beginning March 1 and ending on the last day of February of each year.

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          1.32. Rules of Construction

          1.32.1. Governing law. The construction and operation of this Plan is governed by the laws of the State of Missouri.

          1.32.2. Undefined terms. Unless the context clearly requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Qualified Plan.

          1.32.3. Headings. The headings of Articles, Sections and Subsections are for reference only and are not to be utilized in construing the Plan.

          1.32.4. Gender. Unless clearly inappropriate, all pronouns of whatever gender refer indifferently to persons or objects of any gender.

          1.32.5. Singular and plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

          1.32.6. Severability. If any provision of this Plan is held illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.

                                   ARTICLE II
                            PARTICIPATION IN THE PLAN

          2.1. Commencement of Participation

          2.1.1. Eligible Employees as of an Entry Date. An Eligible Employee becomes a Participant on the earliest Entry Date on which he has executed a valid Salary Reduction Election (as defined in Section 3.1) that is still in effect.

          2.1.2. Eligible Employees as of a New Entry Date. Anyone who becomes an Eligible Employee subsequent to an Entry Date becomes a Participant on the New Entry Date or as soon thereafter as the employee satisfies the conditions of Sections 2.1.1.

          2.2. Cessation of Participation

          If a Participant ceases to satisfy any of the conditions set forth in
Section 2.1, his participation in this Plan terminates immediately, except that his Account will continue to be held for his benefit and will be distributed to him in accordance with the provisions of Article V. He may resume participation as of any New Entry Date on which he again satisfies the conditions of Section 2.1.

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                                   ARTICLE III
                            DEFERRAL ELECTION ACCOUNT

          3.1. Deferral Election

          Each Year each Eligible Employee may execute a Salary Reduction Election under which he may elect to defer a percentage of his Compensation not to exceed 100%. Such Salary Reduction Election, if made, shall be made prior to the commencement of the respective Year to which the Salary Reduction Election applies and prior to any performance of services by a Participant for such Year. The Election for a given Year shall be written in a form supplied by the Company. Once made, the Election for that Year shall be irrevocable except in the event of a Hardship Withdrawl as defined in Section 5.5. In the event that a Participant makes a Hardship Withdrawl further contributions to the Participant's Deferral Election Account during that Plan Year will be in the discretion of the Committee. Notwithstanding the above, anyone who becomes an Eligible Employee subsequent to an Entry Date may make a Deferral Election, applicable to the period from the date of the Deferral Election to the end of the Year.

          3.2. Account Reflecting Deferred Compensation

          The Company shall establish and maintain a separate Deferral Election Account for each Participant which shall reflect the amount of Participant's Deferred Compensation under this Agreement and all credits or charges under
Section 3.3 from time to time. The amount of Deferred Compensation credited to Participant's Deferral Election Account each Year shall be determined in accordance with Participant's Deferral Election applicable to such Year. All amounts credited or charged to Participant's Deferral Election Account hereunder, whether such amount be Deferred Compensation or credits or charges under Section 3.3, shall be in a manner and form determined within the sole discretion of the Committee.

          3.3. Credits or Charges

          (a) Effective May 1, 1995. Annual Earnings or Losses

          Beginning May 1, 1995, and for each Year thereafter, such earnings or losses shall be approximately equal to the earnings, gain or loss on the Approved UMB Funds or Deemed Funds indicated as preferred by Particpant for the Year or for the portion of such Year in which the Account is invested or deemed to be invested. If Participant fails to indicate a preference on or before his entry date, his Account will be deemed to have been invested in the same Approved UMB Fund or Funds in which Participant elected to invest his account in the Qualified Plan. If the Participant has not so elected in the Qualified Plan, the funds will be invested in the equivalent of a money market account.

          (b) Salary

          Any amount deferred by a Participant which would have constituted salary during a Year shall be credited to Participant's Deferral Election Account within three business days from the dates such salary would have been paid if it had not been deferred. If Participant should elect to defer salary ratably over a period of time, then the credits to his Deferral Election Account shall be ratable reflecting the dates such amounts of salary would have been paid if not deferred.

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          (c) Company Allocation

          Company shall also credit the Participant's Company Contribution Account with an amount equivalent to the hypothetical allocation of Company contributions and forfeitures which would have occurred in the Company sponsored Employee Stock Ownership Plan, the Company sponsored Profit Sharing and 401(k) Savings Plan and/or any Company sponsored successor qualified plan had the Participant not filed a Deferral Election under the Plan. The "amount equivalent to the hypothetical Employer allocation" shall be the amount the Company would have allocated to the respective Qualified Plan and the Company sponsored Employee Stock Ownership Plan on behalf of Participants if such allocation were based on compensation as defined in the Qualified Plan plus the amount of compensation the Participant elected to defer under this Plan less the amount actually allocated to the Qualified Plan and the Company sponsored Employee Stock Ownership Plan on behalf of Participants. Such credit shall be subject to the contribution, maximum annual addition and compensation limitations applicable to the Qualified Plan. The credit shall be made on approximately the same date as the Company contributions to the Qualified Plan.

          (d) Income Taxes

               (1) All income produced by the assets invested in an Approved UMB Fund during a year shall be income of the Company. The resultant income tax liability, if any, shall be the responsibility of Company and no charge shall be made to a Participant's Account for any income taxes. In the event that assets invested in an Approved UMB Fund produce a loss recognizable for income tax purposes, such loss shall be that of the Company and no charge or credit shall be made to the Account.

               (2) In the event money is switched from one Approved UMB Fund to another so that a taxable gain is incurred in an Account because of the switch, the Account shall not be charged for the amount of the income tax incurred by the Company. If a taxable loss is incurred because of the switch, the Account shall not be credited for the amount of the reduction in income taxes incurred by the Company.

               (3) If the Company should, of its own volition and not at the request of a Participant, withdraw monies from an Approved UMB Fund or switch monies from one Approved UMB Fund to another, the. Account shall not be credited or charged for the amount of either the income tax or the amount of the reduction in income taxes incurred by the Company.

          3.4. Investment, Management and Use

          The Company shall have sole control and discretion over the investment, management and use of all amounts credited to a Participant's Account until such amounts are distributed pursuant to Article V.

          3.5. Contributions to Trust Fund

          The Company may establish a Trust Fund and make contributions to it corresponding to any or all amounts accrued under Section 3.3.

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          3.6. Status of the Trust Fund

          Should the Company provide the benefits required by the Plan, notwithstanding any other provision of this Plan, all assets of the Trust Fund shall remain the property of the Company and are subject to the claims of its creditors in accordance with the terms of the Trust. No Participant shall have any priority claim on Trust assets or any security interest or other right in or to them superior to the rights of general creditors of the Company.

                                   ARTICLE IV
                                      FUNDS

          4.1. Preference

          Each Participant may from time to time indicate to the Company, in writing, a preference that monies in his Account be invested by the Company in one or more Approved UMB Funds. If the monies are invested by the Company in one or more Approved UMB Funds, then the value of the Participant's Account at any time shall include the current fair market value of the investment in such Approved UMB Funds, or, if applicable, the current fair market value of the monies deemed to have been invested in Deemed Funds. Company shall not be obligated to follow a Participant's expressed preference and may follow the procedure in Section 4.4(b).

          4.2. Identity of Funds; Notification

          Committee shall identify the names of those Funds which are Approved UMB Funds and which Committee will consider investing the monies credited to an Account. As it is likely that the Company, in its discretion, will not invest monies in an Approved UMB Fund as preferred by an Employee, but instead will provide a return on the Participant's Account as if such monies had been so invested, the monies will be treated as having been invested in a Deemed Fund. For purposes of accounting, the Deemed Fund will be the same as the Approved UMB Fund preferred by Participant. Additionally, in no circumstance shall the Company invest the monies in any pooled fund maintained by the Trust Department of UMB Bank, N.A. which may be an Approved UMB Fund.

          If a Participant fails to indicate his preference with respect to all or any part of his Account, Company shall invest such monies in a Deemed Fund in accordance with Section 3.3(a).

          4.3. Switch of Funds

          A Participant may, not more often than semiannually, indicate to the Committee, by submitting the appropriate change form, that he prefers to switch all or a portion of monies in his Account from one Approved UMB Fund to another or from one Deemed Fund to another. If a Participant determines to make a switch, he shall indicate whether such switch shall apply to either/or the balances in the Participant's Account and all future contributions, and shall be to an Approved UMB Fund or to a Deemed Fund.

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          4.4. Investment in Other Assets

          (a) Participant. Participant may not indicate a preference that monies in his Account be invested by the Company in any assets other than one or more Approved Funds.

          (b) Company. Notwithstanding the provisions of Section 4.2, Company shall have the discretion to invest the monies in an Account in any assets it may choose and sha11 not have a duty to notify Employee of the identity of such assets. Thereafter, the credits or charges to an Account shall be determined using earnings, gains or losses equivalent to the hypothetical rate of earnings, gains or losses which such Account would have experienced had the Account been invested in the Deemed Fund preferred by Participant. The method of crediting earnings shall be the same as utilized in the Qulified Plan.

                                    ARTICLE V
                             DISTRIBUTION OF ACCOUNT

          5.1. Time and Method of Distribution

          5.1.1. Due to Separation from Service. Distribution of an Account shall be made to Participant within 60 days of his Separation from Service. Distribution shall be made in a lump sum cash payment.

          5.1.2. Due to Retirement or Disability. Distribution of an Account shall begin as soon as administratively practicable following Retirement or Disability of Participant as defined herein, but not later than 60 days following Retirement or Disability. Such distribution shall be made in annual cash payment installments over a three-year period.

          5.1.3. Distribution Upon Death. If a Participant dies before receiving the total amount of his Account, the Account shall be paid to Participant's Beneficiary as designated in Section 5.4. Payment to such Beneficiary shall be made as soon as administratively practicable after Participant's death. Distribution shall be made in a lump sum cash payment.

          5.2. Amount Distributed

          The amount distributed shall be based on the fair market value of Participant's Account immediately before such distribution. The fair market value of the Account shall reflect the net asset value of the monies invested in Approved UMB Funds, or, if applicable, the net asset value of the Deemed Funds. Such distribution shall be considered as a proportionate distribution from the Approved UMB Fund or the Deemed Fund based on the anniversary date.

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          5.3. In-Service Withdrawals

          At the time an Eligible Employee completes his first Salary Reduction Election, he may elect to receive a distribution equal to 50% of his Account, as of his 10th and/or 20th anniversary date of becoming an Eligible Employee, in the form of a lump sum cash payment at the end of the 10th and/or 20th year as an Eligible Employee. Such distribution shall be considered as a proportionate distribution from the Approved UMB Fund or the Deemed Fund based on the anniversary date.

          5.4. Designation of Beneficiary

          Participant shall designate a Beneficiary on a form to be supplied by Company. Participant may change his Beneficiary designation at any time, but any such change shall not be effective until the Beneficiary designation form completed by Participant is delivered to and received by Company. In the event that Company receives more than one Beneficiary designation form from Participant, the form bearing the most recent date shall be controlling. In the event there is no valid Beneficiary designation of Participant in existence at the time of Participant's death, then Participant's Beneficiary shall be the Participant's spouse if any. If the Participant does not have a spouse at the time of death, the Participant's Beneficiary shall be the Participant's estate.

          5.5. Hardship Withdrawals

          If a Participant suffers a hardship, as defined herein, the Committee, in its sole discretion, may pay to the Participant only that portion, if any, of the vested portion of his or her Account which the Committee determines is necessary to satisfy the hardship, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant requesting a hardship payment shall apply for the payment in writing in a form approved by the Committee and shall provide such additional information as the Committee may require. For purposes of this paragraph, "hardship" means an immediate; and severe financial need resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Payment may not be made to the extent that such hardship is or may be relieved:

          (i) through reimbursement or compensation by insurance or otherwise

          (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

          (iii) by cessation of deferrals under the Plan.

Withdrawals of amounts because of a hardship must only be permitted to the extent reasonably needed to satisfy the hardship.

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                                   ARTICLE VI
                                NON-ASSIGNABILITY

          Neither Participant nor any Beneficiary of Participant shall have any right to commute, sell, assign, pledge, transfer or otherwise convey the right to receive his Account until his Account is actually distributed to Participant or his Beneficiary. The portion of the Account which has not been distributed shall not be subject to attachment, garnishment or execution for the payment of any debts, judgments, alimony or separate maintenance and shall not be transferable by operation of law in the event of bankruptcy or insolvency of Participant or Participant's Beneficiary.

                                   ARTICLE VII
                                     VESTING

          7.1. Definition of "Vesting"

          A Participant's interest in his Account is "vested" when it is not subject to forfeiture for any reason. The nonvested portion of an Account is forfeited to the Company upon Termination for any reason other than death, Disability or Retirement.

          7.2. Vesting Requirements

          7.2.1 Deferral Election Account. A Participant's interest in his Deferral Election Account is fully (100%) vested at all times.

          7.2.2 Company Contribution. A Participant shall be vested in his interest in his Company Contribution Account in the same percent as he is vested in the Qualified Plan.

                                  ARTICLE VIII
                      AMENDMENT OR TERMINATION OF THE PLAN

          8.1. Company's Right to Amend Plan

          The Board of Directors may, at any time and from time to time, amend, in whole or in part, any of the provisions of this Plan or may terminate it as a whole or with respect to any Participant or group of Participants. Any such amendment is binding upon all Participants and their Beneficiaries, the Trustee, the Committee and all other parties in interest. In the event of termination of the Plan, the Board of Directors shall determine the time and manner in which the distribution of each Participant's Account Balances will occur

          8.2. When Amendments Take Effect

          A resolution amending or terminating the Plan becomes effective as of the date specified therein.

          8.3. Restriction on Retroactive Amendments

          No amendment may be made that retroactively deprives a Participant of any benefit accrued before the date of the amendment.

                                   ARTICLE IX
                               PLAN ADMINISTRATION

          9.1. The Committee

          The Plan is administered by a Committee consisting of three or more persons appointed by the Board of Directors. The Board of Directors may remove any member of the Committee at any time, with or without cause, and may fill any vacancy. If a vacancy occurs, the remaining member or members of the Committee have full authority to act. The Committee is responsible for transmitting to the Trustee, if applicable, the names and authorized signatures of the members of the Committee and, as changes take place in membership, the names and signatures of new members. Any member of the Committee may resign by delivering his written resignation to the Board of Directors, the Committee, and the Trustee, if applicable. Any such resignation becomes effective upon its receipt by the Board of Directors or on such other date as is agreed to by the Board of Directors and the resigning member. The Committee acts by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting. The Committee may adopt such rules and appoint such subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan.

          9.2. Powers of the Committee

          In carrying out its duties with respect to the general administration of the Plan, the Committee has, in addition to any other powers conferred by the Plan or by law, the following powers:

          (a) to determine all questions relating to eligibility to participate in the Plan;

          (b) to compute and certify to the Trustee the amount and kind of distributions payable to Participants and their Beneficiaries;

          (c) to maintain all records necessary for the administration of the Plan that are not maintained by the Company or the Trustee;

          (d) to interpret the provisions of the Plan and to make and publish such rules for the administration of the Plan as are not inconsistent with the terms thereof;

          (e) to establish and modify the method of accounting for the Plan or the Trust;

          (f) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

          (g) to perform any other acts necessary and proper for the administration of the Plan, except those that are to be performed by the Trustee.

          9.3. Indemnification

          9.3.1. Indemnification of Members of the Committee by the Company. The Company agrees to indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his action or failure to act in such capacity, excepting only expenses and liabilities arising out of his own willful misconduct or gross negligence as determined by Board of Directors. Judicial proceeding which determine the members actions were neither an act of willful misconduct or gross negligence shall be determinative. This right of indemnification is in addition to any other rights to which any member of the Committee may be entitled.

          9.3.2. Liabilities for Which Members of the Committee are Indemnified. Liabilities and expenses against which a member of the Committee is indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof.

          9.3.3. Company's Right to Settle Claims. The Company may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of the Company. Such settlement by the Company does not void any claim for willful misconduct or gross negligence the Company may have against a committee member.

          9.4. Claims Procedure

          If a dispute arises between the Committee and a Participant or Beneficiary over the amount of benefits payable under the Plan, the Participant or Beneficiary may file a claim for benefits by notifying the Committee in writing of his claim. The Committee will review and adjudicate the claim. If the claimant and the Committee are unable to reach a mutually satisfactory resolution of the dispute, it will be submitted to arbitration under the rules of the American Arbitration Association. Each Participant agrees, by the execution of a Salary Reduction Agreement, that arbitration will be the sole means of resolving disputes arising under the Plan and waives, on behalf of himself and his Beneficiary, any right to litigate any such dispute in a court of law.

          9.5. Expenses of the Committee

          The members of the Committee serve without compensation for services as such. All expenses of the Committee are paid by the Company.

                                    ARTICLE X
                                  MISCELLANEOUS

          10.1. Plan Not a Contract of Employment

          The adoption and maintenance of the Plan does not constitute a contract between the Company and any Participant or to be a consideration for the employment of any person. Nothing herein contained gives any Participant the right to be retained in the employ of the Company or derogates from the right of the Company to discharge any Participant at any time without regard to the effect of such discharge upon his rights as a Participant in the Plan.

          10.2. No Rights Under Plan Except as Set Forth Herein

          Nothing in this Plan, express or implied, is intended, or shall be Construed, to confer upon or give to any person, firm, association, or corporation, other than the Company, the Participants and the Participant's designated Beneficiaries and their successors in interest, any right, remedy, or claim under or by reason of this Plan or any covenant, condition, or stipulation hereof, and all covenants, conditions and stipulations in this Plan, by or on behalf of any party, are for the sole and exclusive benefit of the Company, the Participants and the Participant's designated Beneficiaries.

          10.3. Rules

          The Committee shall have full and complete discretionary authority to construe and interpret provisions of the Plan. The Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions shall be uniformly applied to all Participant's in similar circumstances.

          10.4. Other Benefit Plans

          Deferred Compensation under this Agreement shall not be deemed to be compensation for purposes of determining Participant's benefit or contribution under any plan of Company qualified under Code (S)401(a), or any life insurance plan or disability plan established or maintained by Company except to the extent specifically provided in such other plan.

          10.5. Withholding of Taxes

          Company shall cause income taxes to be withheld from distribution from an Account as required by law. Company shall also cause other taxes, such as Kansas City Earnings tax, FICA and FUTA to be paid if not paid previously.

          10.6. Severability

          If any provision of this Agreement is determined to be invalid or illegal, the remaining provisions shall be effective and shall be interpreted as if the invalid or illegal provision did not exist, unless the illegal or invalid provision is of such materiality that its omission defeats the purposes of the parties in entering into this Agreement.

          IN WITNESS WHEREOF, UMB Financial Corporation has caused these presents to be executed by its duly authorized officer and its corporate seal to be hereunto affixed by authority of its Board of Directors this ___________ day of ________ 1995.

                                            UMB Financial Corporation

          [Corporate Seal]

                                            By _________________________________

                                    EXHIBIT A

Approved Funds

UMB Worldwide Fund

UMB Heartland Fund

Fund for Pooling Equity Investments of Employee Trusts (Stock Fund)

Fund for Pooling Debt Investments of Employee Trusts (Bond Fund)

Pooled Income Fund For Employee Trusts (Money Market Fund)